UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT,
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report December 17, 2013

TRINITY CAPITAL CORPORATION
(Exact name of Registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Los Alamos National Bank ("Bank") entered into a Consent Order with the Bank's primary regulator, the Office of the Comptroller of the Currency ("OCC"), effective December 17, 2013 (the "Order").  The focus of the Order is on improving the Bank's credit administration, credit underwriting, internal controls, compliance and management supervision.  Additionally, the Order requires that the Bank maintain certain capital ratios and receive approval of the OCC prior to declaring dividends. The Order terminates the previously entered Formal Agreement dated November 30, 2012 and will remain in effect until terminated, modified or suspended by the OCC.

The Company's management and Board of Directors are committed to implementing and complying with the provisions of the Order.

The description of the Agreement set forth above does not purport to be complete, and is qualified by reference to the full text of the Agreement, which is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

	99.1	Written Agreement dated as of December 17, 2013, between the Office of the Comptroller of the Currency and Los Alamos National Bank.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION

Dated: December 23, 2013	By:	/s/ Steve W. Wells
Steve W. Wells